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                                  Exhibit 23.1

                     [letterhead of Brightman Almagor & Co.]


     We hereby consent to the incorporation by reference of our report, dated March 25, 2003, on Ambient Corporation's consolidated balance sheets as of December 31, 2002 and 2001 and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002 in the Company's Registration Statement on Form S-8 to be filed in February 2004.

                                                 /s/ Brightman Almagor & Co.

Brightman Almagor & Co.
Certified Public Accountants (Israel)
A member of Deloitte Touche Tohmatsu

Tel-Aviv, Israel
February 6, 2004


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